Exhibit 10.2

SECURED PROMISSORY NOTE

S250,000.00	July 1, 2009

FOR VALUE RECEIVED, the undersigned, SteelCloud, Inc., a Virginia corporation ("Maker"), hereby promises to pay to Caledonia Capital Corporation, a Delaware Corporation ("CCC"), or order, at its office at 19441 Golf Vista Plaza, Suite 360, Leesburg, VA 20176, or at such other place as CCC from time-to-time designates, in writing, in lawful money of the United States of America, the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), together with interest on the unpaid principal amount hereof, at the rate provided in Section 2.1 below. This Promissory Note (the "Note") is being executed and delivered in connection with the following facts:

WHEREAS, CCC has agreed to loan Two Hundred Fifty Thousand Dollars ($250,000.00) to Maker pursuant to the terms of this Promissory Note ("Note"); and

WHEREAS, this Note is secured by a first priority lien on the Collateral (as that term is defined in Section 5 of this Note); and

WHEREAS, Maker and CCC have agreed that the obligation of Maker to make payment of the $250,000.00 portion of the amount owed to CCC as evidenced by and subject to the terms set forth in this Note.

1.            PRINCIPAL REPAYMENT; MATURITY DATE; OPTION TO EXTEND.

1.1 Payment Dates. Except as provided in Section 1.2 below, the principal amount of this Note shall be due and payable in full one hundred eighty (180) days after the date of this Note so that the outstanding and unpaid principal balance of this Note together with all accrued and outstanding interest thereon shall be due and payable on December 29, 2009 (the "Maturity Date").

1.2 Notwithstanding the Maturity Date, in the event that subsequent to the date hereof but prior to the Maturity Date the Maker shall receive from one or more investors in one or more transactions an aggregate amount in excess of Seven Hundred Fifty Thousand Dollars ($750,000.00) whether in the form of cash, negotiable or non-negotiable instrument or any form of payment from in exchange for the issuance of any certificated or non-certificated security of Maker, whether in the form of debt or equity (herein referred to as an `"Equity Raise"), then, and in any such event, Maker shall be required, within five (5) business days after the Equity Raise first exceeds $750,000.00, to curtail the accrued interest and outstanding principal balance of this Note by an amount equal to the amount by which the Equity Raise then exceeds $750,000.00 (but in no event by more than the then outstanding principal balance and interest accrued on this Note. . Until delivery of such funds to CCC, all such funds shall be deemed held in trust by Maker for and on behalf of CCC. All funds Maker delivers to CCC pursuant to this section shall be deemed prepayments and governed by Section 4.

2.            INTEREST.

2.1 Interest Rate: Payment. Commencing on the date hereof and continuing until it is paid in full, the unpaid principal amount hereunder shall accrue interest at a rate of interest equal to fifteen percent per annum (15%) (the "Contract Rate"). Accrued interest under this Note shall be payable in quarterly installments commencing on the date that is three (3) months after the date hereof and continuing on the same day of each successive third (3rd) month there after until the Maturity Date, when the entire principal balance remaining unpaid, together with interest accrued and unpaid thereon and all other sums due hereunder, shall be due and payable in full, except as may be otherwise provided in Section 1.2 of this Note.

2.2 Computation of Interest. All interest calculations under this Note shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed.

Promissory Note

3.            PLACE, TIME AND APPLICATION OF PAYMENTS.

3.1 Place and Time. Payment (including prepayments) of principal of, and/or interest on, this Note shall be made in immediately available U.S. funds by Maker to CCC not later than 6 pm Eastern time, on the due date therefore; and funds received after that hour shall be deemed to have been received by CCC on the next following business day.

 3.2 Order of Application. All payments which are applied at any time by CCC to indebtedness evidenced by this Note, without regard to their characterization or earmarking by Maker, unless CCC otherwise elects and accept as otherwise expressly provided in Section 4 below, shall be allocated by CCC in the following order of priority: to late charges, if any, then to interest accrued under this Note; and the balance to the unpaid principal of this Note.

3.3 Late Charge. In the event any installment of principal and/or interest due under this Note is not actually received by CCC within ten (10) days after the date when the same is due, then CCC shall be entitled to collect a "late charge" in an amount equal to five percent (5.0%) of such installment. Time shall be of the essence as to each and every provision of this Note.

4.            PREPAYMENT. Maker may prepay this Note without penalty, in full or in part. Maker shall prepay this Note in full or in part as described in section 1.2 above. Partial prepayments of principal shall be applied to the principal installments due under Section 1. In connection with a prepayment, any amounts that are prepaid may not be reborrowed.

5.            SECURITY; ACCELERATING TRANSFERS. This Note is secured by a lien on all of Maker's intellectual property rights in its SteelWorks Mobile software, including any and all trademark, copyright, and trade secret rights, and all proceeds of the foregoing (as all of such terms are presently or hereafter defined in the Uniform Commercial Code) ("Collateral") pursuant to the terms of a certain Business Loan and Security Agreement of even date herewith between Maker and CCC (the "Security Agreement").

6.            EVENTS OF DEFAULT AND REMEDIES. Any one of the following occurrences shall constitute an "Event of Default" under this Note:

6.1 The failure by Maker to make payment of principal and/or interest due under this Note as and when the same becomes due and payable in accordance with the terms hereof;

6.2 Maker fails to pay or perform any obligation or covenant under the Security Agreement

 6.3 If any proceeding is commenced by or against (unless dismissed within forty-five (45) calendar days) Maker under any provision of the United States Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal or moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement or other similar relief is commenced by Maker;

6.4 If all or a substantial portion of Maker's assets become subject to it of attachment, writ of execution or any other lien, and such writ or lien is not released within twenty (20) calendar days;

Upon the occurrence of any Event of Default, (i) the entire unpaid principal amount of this Note, and any unpaid interest then accrued thereon, and any other amounts owing under or evidenced by this Note, shall.. without notice or demand of any kind by CCC to Maker or any other person, immediately become due and payable in full; and (ii) CCC shall have and may exercise any and all rights and remedies available at law or in equity and also any and all rights and remedies as may otherwise be available to CCC.

No act of omission or commission by CCC, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by CCC and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

Promissory Note

7. NOTICES. Unless otherwise specifically provided herein, all notices and service of any process shall be in writing, addressed to the respective party at the address set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a business day before 4:00 p.m. (Eastern time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. mail, four business days after depositing in the United States mail, with postage prepaid and properly addressed. The parties hereto may change the address at which they are to receive notices and the telecopier number at which they are to receive telecopies hereunder, by notice, in writing, in the foregoing manner given to the other:

If to Maker:	SteelCloud, Inc.
13962 Park Center Road Herndon, VA 20171 Attn: Brian Hajost
Fax No. 703-435-8494

If to CCC:	Caledonia Capital Corporation 19441 Golf Vista Plaza
Suite 360, Leesburg, VA 20176, Attn: Edward Murchie
Fax No.

Such addresses may be changed by notice to the other parties given in the same manner as above provided.

8.            MISCELLANEOUS.

8.1 Headings: Gender. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. All words and phrases shall be taken to include the singular or plural number, and the masculine, feminine or neuter gender, as may fit the case.

8.2 Waiver. Maker, for itself and for its successors, personal representatives, heirs and assigns, all guarantors, endorsers and signers, and their respective successors, personal representatives, heirs and assigns, hereby waives all presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any party liable, the release of any security for debt, the taking of any additional security and any other indulgence or forbearance, and all said parties agree that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing their liability hereunder.

8.3 Severability. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

8.4 Modification. No waiver of any breach of or Event of Default or failure of condition under the terms of this Note, or any obligations secured thereby, shall be implied from any failure of CCC to take, or any delay by CCC in taking action with respect to any concurrent or subsequent breach of or Event of Default or failure of condition or from any previous waiver of any similar or unrelated breach of or Event of Default or failure of condition. A waiver by CCC of any term of this Note or any of the obligations secured thereby, must be made in writing executed by CCC, shall be limited to the express written terms of such waiver, and shall not be construed as a waiver or release of any subsequent Event of Default or failure of condition.

8.5 Governing Law. This Note shall be governed by and construed under the laws of the Commonwealth of Virginia. Jurisdiction and venue shall be appropriate in any state court within the County of Fairfax, at CCC's election. Maker waives any right Maker may have to assert the doctrine of forum non-conveniens or to object to such venue and hereby consents to any court ordered relief.

Promissory Note

8.6 Waiver of Jury Trial. Maker hereby agrees to waive its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Note or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any of the parties against the other party, whether with respect to contract claims, tort claims, or otherwise. Maker hereby agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, Maker further agrees that its right to a trial by jury is waived by operation of this paragraph as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Note or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Note.

8.7 Time. Whenever in this Note the term "day" is used, it means a calendar day, unless the term "business day" is used, in which case the term `"business day" shall mean a day on which CCC is open for its usual business, other than a Saturday or Sunday.

8.8 Binding. This Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefic of CCC and its successors and assigns.

8.9 Commercial Purpose.        Maker hereby represents and warrants that the Loan evidenced hereby is made and transacted solely for the purpose of acquiring or carrying on a business, professional or commercial activity.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

MAKER:

STEELCLOUD, INC. a Virginia corporation

By:	/s/ Brian H. Hajost
Name: Brian H. Hajost
Title: President & CEO